Exhibit 4(b)

Schedule A

Funds advised by the Adviser

Investment Advisory Fee

Fund	Advisory Fee Rate
BlackRock FundsSM
iShares U.S. Long Credit Bond Index Fund	0.06%
iShares U.S. Intermediate Credit Bond Index Fund	0.06%
iShares U.S. Long Government Bond Index Fund	0.05%
iShares U.S. Intermediate Government Bond Index Fund	0.05%
iShares U.S. Securitized Bond Index Fund	0.06%

BlackRock Funds III
BlackRock LifePath® Dynamic Retirement Fund	0.30%
BlackRock LifePath® Dynamic 2025 Fund	0.30%
BlackRock LifePath® Dynamic 2030 Fund	0.30%
BlackRock LifePath® Dynamic 2035 Fund	0.30%
BlackRock LifePath® Dynamic 2040 Fund	0.30%
BlackRock LifePath® Dynamic 2045 Fund	0.30%
BlackRock LifePath® Dynamic 2050 Fund	0.30%
BlackRock LifePath® Dynamic 2055 Fund	0.30%
BlackRock LifePath® Dynamic 2060 Fund	0.30%
BlackRock LifePath® Dynamic 2065 Fund	0.30%
BlackRock LifePath® ESG Index Retirement Fund	0.05%
BlackRock LifePath® ESG Index 2025 Fund	0.05%
BlackRock LifePath® ESG Index 2030 Fund	0.05%
BlackRock LifePath® ESG Index 2035 Fund	0.05%
BlackRock LifePath® ESG Index 2040 Fund	0.05%
BlackRock LifePath® ESG Index 2045 Fund	0.05%
BlackRock LifePath® ESG Index 2050 Fund	0.05%
BlackRock LifePath® ESG Index 2055 Fund	0.05%
BlackRock LifePath® ESG Index 2060 Fund	0.05%
BlackRock LifePath® ESG Index 2065 Fund	0.05%
BlackRock LifePath® Index Retirement Fund	0.05%
BlackRock LifePath® Index 2025 Fund	0.05%
BlackRock LifePath® Index 2030 Fund	0.05%
BlackRock LifePath® Index 2035 Fund	0.05%
BlackRock LifePath® Index 2040 Fund	0.05%
BlackRock LifePath® Index 2045 Fund	0.05%
BlackRock LifePath® Index 2050 Fund	0.05%
BlackRock LifePath® Index 2055 Fund	0.05%
BlackRock LifePath® Index 2060 Fund	0.05%
BlackRock LifePath® Index 2065 Fund	0.05%

Schedule A, dated April 29, 2022